UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                               FORM 8-K


                           CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported):
                            June 25, 2003


                       PETER KIEWIT SONS', INC.
       (Exact name of registrant as specified in its charter)


      Delaware            000-23943              91-1842817
  (State or other   (Commission File Number) (I.R.S. Employer
   jurisdiction                              Identification No.)
 of Incorporation)




  Kiewit Plaza, Omaha Nebraska                      68131
(Address of principal executive offices)          (Zip Code)



                          (402) 342-2052
        (Registrant's telephone number, including area code)









Item 5.          Other Events.

     As previously reported, on April 21, 2001, Peter Kiewit Sons', Inc. (the "Corporation") and a subsidiary of the Corporation, Bibb and Associates, Inc. ("Bibb"), were named in a complaint (the "Complaint") filed by Kansas City Power & Light ("KCPL") in the Circuit Court of Jackson County, Missouri (the "Court") with respect to a January 13, 1999 explosion at KCPL's Hawthorn No. 5 power plant. The Complaint lists numerous defendants in addition to the Corporation and Bibb, and alleges damages in excess of $450 million. On November 21, 2002, the Corporation filed a motion to dismiss all claims against it for lack of personal jurisdiction. On June 25, 2003, the Court granted the Corporation's motion and dismissed all claims against the Corporation.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                         PETER KIEWIT SONS', INC.



                         By: /s/ Tobin A. Schropp
                            ---------------------
Date: July 1, 2003       Tobin A. Schropp, Senior Vice President
















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